Exhibit 4.1

[FRONT OF CERTIFICATE]

NUMBER	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

MCA HOLDINGS CORPORATION

THE CORPORATION IS AUTHORIZED TO ISSUE 110,000,000 TOTAL SHARES

100,000,000 SHARES OF COMMON STOCK

10,000,000 SHARES OF PREFERRED STOCK

THIS CERTIFIES THAT ___________________ is the owner of _______________________

Shares of the Capital Stock of MCA Holdings Corporation, which are fully paid, non-assessable and transferable only on the books of the Corporation by holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at _________________________

this ________________ day of ________________________________ A.D. _______________

________________________

[SEAL]

_________________________

Secretary

President

Shares $.0001 Each

Par Value

{A0033497.DOC}

[BACK OF CERTIFICATE]

CERTIFICATE

FOR

SHARES

OF THE

Capital Stock

ISSUED TO

DATED

For Value Received, _____________________ hereby sell, assign and transfer unto __________________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________________________________________

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises

Dated, _________________________________ 20_____.

In presence of _______________________________	__________________________________

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

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